Exhibit 3.1.5

ARTICLES OF INCORPORATION

OF

BELTON PUBLISHING COMPANY, INC.

The undersigned natural person of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:

ARTICLE ONE

NAME

The name of the corporation is Belton Publishing Company, Inc.

ARTICLE TWO

REGISTERED OFFICE AND AGENT

The address, including street and number, if any, of the corporation’s initial registered office in this state is 2345 Grand Avenue, Suite 2600, Kansas City, MO 64108; and the name of its initial registered agent at such address is Registered Agent, Ltd.

ARTICLE THREE

STOCK

The aggregate number, class and par value, it any, of shares which the corporation shall have authority to issue shall be:

Class	Par Value, if Any, Per Share	Number of Shares
Common	$10.00	20,000

The Board of Directors may offer additional shares of stock, including treasury stock of any class, whether now or hereafter authorized, or bonds, notes, debentures, or other securities or stock convertible into stock, to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided that at any time when stock or securities are to be so offered the then existing holders of common stock of this corporation shall be first offered such stock or securities upon the proposed terms and for the proposed consideration proportionately to their then holdings of common stock in written notices mailed to the holders’ addresses as they appear in the corporation’s stock records, such offer to be accepted as to all or a lesser part of the stock or securities offered to any particular holder by that holder giving written notice of total or partial acceptance to the corporation at its registered office and such offer to be deemed rejected as to any stock or securities with respect to which that holder fails to give such notice of acceptance within fifteen (15) days of the mailing of the offer or by that holder expressly rejecting his right to purchase all or a lesser part of the stock or securities offered in a written notice delivered or mailed to the corporation at its registered office, provided further than any stock or securities so offered to a particular holder which that holder rejects may then be offered by the Board of Directors to such person or persons as the Board of Directors may deem advisable, but only upon the originally proposed terms and for the originally proposed consideration.

ARTICLE FOUR

RESERVATION OF RIGHTS

Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Missouri or of the United States hereafter adopted which have reference to or affect corporations or such securities in any way; and that the corporation reserves the right to transact any business for the corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other act or things as authorized, permitted or allowed by such legislative enactments.

ARTICLE FIVE

DIRECTORS

The number of directors which shall constitute the Board of Directors shall be fixed from time to time by or in the manner provided in the bylaws of the Corporation, provided that the number of directors shall not be less than three (3), and provided, further, that until a different number is fixed by or in the manner provided in the bylaws, the number of directors which shall constitute the Board of Directors shall be five (5). Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days following such change.

Upon the filing of these Articles, the following named persons shall constitute the first Board of Directors:

Clark O. Murray	3701 West 64th Street Mission Hills, Kansas 66208

Jack D. Burton	12620 West 82nd Terrace Lenexa, Kansas 66215

William E. James	902 Bird Avenue Harrisonville, Missouri 64701

W. Ferrell Shuck	1503 West 6th Lee’s Summit, Missouri 64063

Brian D. Murray	R-7 Route 1 Lake Lotawana, Missouri 64063

ARTICLE SIX

DURATION

The duration of the corporation is perpetual.

ARTICLE SEVEN

OBJECTS, PURPOSES AND POWERS

The corporation is formed for the following purposes:

(a) To operate a newspaper or shopper publication, commercial printing, or newspaper, shopper or printing distribution business;

(b) To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity or service or other business, venture, activity or service of any kind or type, whether for its own account, for the account of another, as a general partner, a limited partner, or a joint venturer;

(c) To engage in scientific and technological research and pursuits of every lawful kind and description and to utilize, employ and exploit any and all knowledge resulting therefrom;

(d) To purchase, lease, rent, accept or otherwise acquire, own, hold, sell, mortgage, charge, exchange, encumber, or dispose of in any manner whatsoever, invest, trade and deal in and with real and personal property of every kind and description, whether tangible or intangible, corporeal or incorporeal;

(e) To carry on the above and any other lawful business and to do any and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or for the enhancement of the value of the property of the corporation or which shall at any time appear conducive thereto, including, without limitation, the making of political contributions in the manner and to the extent permitted by law and the establishment, financing and maintenance of political committees in the manner and to the extent permitted by law, either as principal, agent, for its own or another’s account, as a general partner, a limited partner, or a joint venturer; and further to have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Missouri or under any act amendatory thereof, supplemental thereto or substituted therefor.

The objects and purposes specified in the foregoing clauses of this Article Seven shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall be construed as powers as well as objects and purposes.

ARTICLE EIGHT

CERTAIN TRANSACTIONS

No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose.

ARTICLE NINE

INDEMNIFICATION

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director (hereinafter referred to in this Article Nine as the “Representative” or a “Representative”) of the corporation, or is or was a Representative and is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ and accountants’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by The General and Business Corporation Law of Missouri now in effect or as hereafter amended. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Representative is proper in the circumstances because he has met the applicable standards of conduct set forth in The General and Business Corporation Law of Missouri now in effect or as hereafter amended. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b) The corporation may purchase and maintain insurance on behalf of any person against any liability asserted against him and incurred by him in any capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE TEN

AMENDMENTS TO BYLAWS

The bylaws of the corporation may from time to time be altered, amended, suspended or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors. The power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

ARTICLE ELEVEN

CAPTIONS

The captions and subcaptions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of these Articles nor the intent of any provision thereof.

ARTICLE TWELVE

INCORPORATOR

The name and place of residence of the incorporator is: Harry E. Wigner, Jr., 8532 Juniper Lane, Prairie Village, Kansas 66207.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 25th day of June, 1986.

/s/ Harry E. Wigner, Jr.
Harry E. Wigner, Jr., Incorporator

STATE OF Missouri	)
	)	ss.
COUNTY OF Jackson	)

I, Mary Lue Vick, a Notary Public, do hereby certify that on the 25th day of June, 1986, personally appeared before me Harry E. Wagner, Jr., who being by me first duly sworn declared and acknowledged that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

/s/ Mary Lue Vick
Notary Public

/SEAL/

My commission expired:
December 26, 1988

State of Missouri

Rebecca McDowell Cook, Secretary of State

P.O. Box 778, Jefferson City, MO 65102

Corporation Division

Statement of Change of Registered Agent and/or

Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation

Charter No. 00290612

(1)	The name of the corporation is Belton Publishing Company, Inc.

(2)	The address, including street and number, of its present registered office (before change) is: 2345 Grand Avenue, Suite 2600, Kansas City, MO 64108

(3)	The address, including street and number, of its registered office is hereby changed to: CT Corporation System, 120 S. Central Avenue, Clayton, MO 63105

(4)	The name of its present registered agent (before change) is: Registered Agent, Ltd.

(5)	The name of the new registered agent is: CT Corporation System

Authorized signature of new registered agent must appear below

/s/ Naseem A. Conde
(May attach separate originally executed written consent to this form in lieu of signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

In affirmation of the facts stated above,

/s/ Lynda Hauswirth	Lynda Hauswirth
Authorized signature of officer or , if applicable, Chairman of the Board

Assistant Vice President	5/14/2001
(Title)	(Date of Signature)

STATE OF MISSOURI

James C. Kirkpatrick, Secretary of State

Corporation Division

STATEMENT OF CHANGE IN NUMBER OF DIRECTORS

Sections 351.055(6), 351.085,1(4) and 351.315 3. RSMo.

No filing fee – File one copy

Corporate Charter No. 00290612

1.	The name of the corporation is Belton Publishing Company, Inc.

The name under which it was originally organized was Belton Publishing Company, Inc.

2.	Effective September 5, 1987, the number of persons constituting its board of directors was changed from 5 to 4.

/s/ Jack D. Burton	2-26-88
Corporate Officer	Date

Jack D. Burton
Vice President - Finance

STATE OF MISSOURI

OFFICE OF SECRETARY OF STATE

JEFFERSON CITY 65102

March 7, 1988

BELTON PUBLISHING COMPANY, INC.

P.O. Box 15999

LENEKA, KANSAS 66215

Re:	BELTON PUBLISHING COMPANY, INC. (00290612)

Dear Corporation:

This is to advise that on the above date we have filed for record in this office a Statement of Change in the number of directors from five (5) to four (4). (Pursuant to Chapter 351.055(6) and 351.085.2(4) RSMo.)

Very truly yours,

ROY D. BLUNT

Secretary of State

      Corporation Division

Amendment Desk

STATE OF MISSOURI . . . Office of Secretary of State

ROY D. BLUNT, Secretary of State

Amendment of Articles of Incorporation

(To be submitted in duplicate)

HONORABLE ROY D. BLUNT

SECRETARY OF STATE

STATE OF MISSOURI

P.O. BOX 778

JEFFERSON CITY, MO 65102

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The president of the Corporation is Belton Publishing Company, Inc.

The name under which it was originally organized was Belton Publishing Company, Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders by means of executing a unanimous written consent pursuant to §351.273R.S.Mo., on November 3, 1992

3.	Article Number Three is amended to read as follows:

(See Attached Page)

(If more than one article is to be amended or more space is needed attach fly sheet)

4.	Of the 10,000 shares outstanding, 10,000 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	10,000

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	10,000	-0-

6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

$200,000 (20,000 Class A Common Shares with par value of $5.00 per share plus 20,000 Class B Common Shares with par value of $5.00 per share)

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

Not Applicable

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

Upon the effective date of the amendment, each share of $10.00 par value common stock now outstanding will be exchanged for one share of Class A Common Stock with par value of $5.00 per share.

IN WITNESS WHEREOF, the undersigned, Jack D. Burton, Vice-President/Finance of Belton Publishing Company, Inc. has executed this instrument and its Secretary, Jack D. Burton has affixed its corporate seal hereto and attested said seal on the 3rd day of November, 1992.

[SEAL]

BELTON PUBLISHING COMPANY, INC.
Name of Corporation

ATTEST:

/s/ Jack D. Burton	By	/s/ Jack D. Burton
Secretary or Assistant Secretary		President or Vice President
Jack D. Burton, Secretary		Jack D. Burton, Vice-President/Finance

State of KANSAS
ss
County of JOHNSON

I, Carlene Bauer, a Notary Public, do hereby certify that on this 3 day of November, 1992, personally appeared before me Jack D. Burton who, being by me first duly sworn, declared that he is the Vice-President/Finance and Secretary of Belton Publishing Company, Inc. and that he signed the foregoing document as Vice-President/Finance and Secretary of the corporation, and that the statements therein contained are true.

[SEAL]

/s/ Carlene Bauer
Notary Public

My commission expires June 2, 1996

AMENDED ARTICLE OF

BELTON PUBLISHING COMPANY, INC.

ARTICLE THREE

The aggregate number and classes of shares of capital stock which the corporation shall have authority to issue shall be:

Class	Par Value	Number of Shares
Class A Common	$5.00	20,000
Class B Common	$5.00	20,000

The Class A Common Stock and Class B Common Stock shall be identical in all respects, except that the holders of Class B Common Stock shall have no voting power for any purpose whatsoever and the holders of Class A Common Stock shall, to the exclusion of the holders of Class B Common Stock, have full voting power for all purposes.

The Board of Directors may offer additional shares of stock, including treasury stock of any class, whether now or hereafter authorized, or bonds, notes, debentures, or other securities or stock convertible into stock, to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided that at any time when stock or securities are to be so offered the then existing holders of common stock of this corporation shall be first offered such stock or securities upon the proposed terms and for the proposed consideration proportionately to their then holdings of common stock in written notices mailed to the holders’ addresses as they appear in the Corporation’s stock records, such offer to be accepted as to all or a lesser part of the stock or securities offered to any particular holder by that holder giving written notice of total or partial acceptance to the Corporation at its registered office and such offer to be deemed rejected as to any stock or securities with respect to which that holder fails to give such notice of acceptance within fifteen (15) days of the mailing of the offer or by that holder expressly rejecting his right to purchase all or a lesser part of the stock or securities offered in a written notice delivered or mailed to the Corporation at its registered office; provided further than any stock or securities so offered to a particular holder which that holder rejects may then be offered by the Board of Directors to such person or persons as the Board of Directors may deem advisable, but only upon the originally proposed terms and for the originally proposed consideration.

Upon the effective date of this amendment to Article Three of the Articles of Incorporation immediately and automatically each share of common stock with $10.00 par value per share then outstanding shall be known as a share of Class A Common Stock with $5.00 par value per share and thereafter the officers shall execute and exchange stock certificates evidencing one share of Class A Common Stock with $5.00 par value for each share of common stock with $10.00 par value then presently outstanding.

STATEMENT OF REDUCTION OF STATED CAPITAL

OF

BELTON PUBLISHING COMPANY, INC.

The undersigned, Belton Publishing Company, Inc., a Missouri corporation (herein the “Company” or the “Corporation”), for the purpose of reducing the stated capital of the Company, in accordance with The General and Business Corporation Law of Missouri, does hereby make and execute this Statement of Reduction of Stated Capital:

FIRST. The name of the Company is Belton Publishing Company, Inc.

SECOND. The following resolutions, adopting an Amendment to Article THREE of the Company’s Articles of Incorporation, and setting forth the reduction of the stated capital of the Company, and the manner for effecting the same concurrently with the effectiveness of said Amendment to the Company’s Articles of Incorporation were unanimously adopted by the stockholders of the Company, to-wit:

BE IT RESOLVED, that the Board of Directors of the Company has adopted a resolution declaring the advisability of the adoption by the stockholders of the following Amendment to the Articles of Incorporation of the Company in lieu of the existing Article Three and whereas the stockholders have duly considered the proposed Amendment and have determined it to be in the best interests of the Company that the same be adopted, now, therefore, the stockholders of the Company hereby adopt the following Amendment to the Articles of Incorporation of the Company as a substitute for the existing Article Three, to-wit:

ARTICLE THREE

The aggregate number and classes of shares of capital stock which the Corporation shall have authority to issue shall be:

Class	Par Value	Number of Shares
Class A Common	$5.00	20,000
Class B Common	$5.00	20,000

The Class A Common Stock and Class B Common Stock shall be identical in all respects, except that the holders of Class B Common Stock shall have no voting power for any purpose whatsoever and the holders of Class A Common Stock shall, to the exclusion of the holders of Class B Common Stock, have full voting power for all purposes.

The Board of Directors may offer additional shares of stock, including treasury stock of any class, whether now or hereafter authorized, or bonds, notes, debentures, or other securities or stock convertible into stock, to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided that at any time when stock or securities are to be so offered the then existing holders of common stock of this Corporation shall be first offered such stock or securities upon the proposed terms and for the proposed consideration proportionately to their then holdings of common stock in written notices mailed to the holders’ addresses as they appear in the Corporation’s stock records, such offer to be accepted as to all or a lesser part of the stock or securities offered to any particular holder by that holder giving written notice of total or partial acceptance to the Corporation at its registered office and such offer to be deemed rejected as to any stock or securities with respect to which that holder fails to give such notice of acceptance within fifteen (15) days of the mailing of the offer or by that holder expressly rejecting his right to purchase all or a lesser part of the stock or securities offered in a written notice delivered or mailed to the Corporation at its registered office; provided further than any stock or securities so offered to a particular holder which that holder rejects may then be offered by the Board of Directors to such person or persons as the Board of Directors may deem advisable, but only upon the originally proposed terms and for the originally proposed consideration.

Upon the effective date of this amendment to Article Three of the Articles of Incorporation immediately and automatically each share of common stock with $10.00 par value per share then outstanding shall be known as a share of Class A Common Stock with $5.00 par value per share and thereafter the officers shall execute and exchange stock certificates evidencing one share of Class A Common Stock with $5.00 par value for each share of common stock with $10.00 par value then presently outstanding.

and the officers and Directors of the Company are hereby authorized and directed to take such actions as they deem necessary or appropriate in order to complete the process of so amending the Articles of Incorporation, including, without limitation by filing such documents and recording the same in such offices as are necessary or appropriate under Missouri law.

BE IT FURTHER RESOLVED, that whereas the Board of Directors of the Company has determined it to be advisable for the Company to reduce its stated capital immediately following the effectiveness of the aforesaid Amendment to the company’s Articles of Incorporation, and whereas the stockholders hereby make the same determination, now therefore the Company’s stated capital is reduced, effective concurrently with the effective date, of the aforesaid Amendment, by transferring from the Company’s stated capital to the Company’s paid-in surplus $5.00 for each of the Company’s 10,000 shares of common stock which were issued immediately prior to the effectiveness of said Amendment, which constitutes a reduction of stated capital of $50,000.00 so that the stated capital of the company shall be reduced from $100,000.00 to $50,000.00 and the paid-in surplus of the company shall be increased from $0.00 to $50,000.00; provided that upon the effectiveness of this reduction of stated capital said reduction shall be effected by each share of common stock with $10.00 par value per share then outstanding becoming known as a share of Class A Common Stock with $5.00 par value per share; provided further that the officers and Directors of the Company are hereby authorized and directed to take such steps as they deem necessary or appropriate in order to complete the process of so reducing the Company’s stated capital, including, without limitation by filing such documents and recording the same in such offices as are necessary or appropriate under Missouri law.

THIRD. The number of shares of stock of the Company outstanding and entitled to vote on the reduction of stated capital was 10,000 shares of common stock with $10.00 par value per share.

FOURTH. The foregoing reduction of stated capital was, in accordance with the provisions of The General and Business Corporation Law of Missouri, adopted by written consent signed by all of the stockholders of the Company entitled to vote thereon, such consent having the same force and effect as a unanimous vote of the stockholders thereon at a meeting duly held. Consequently, the number of shares voted for the foregoing reduction of stated capital was 10,000 and the numbers of shares voted against such reduction was none.

IN WITNESS WHEREOF, the undersigned, Jack D. Burton, Vice President/Finance of Belton Publishing Company, Inc., has executed this instrument and its Secretary, Jack D. Burton, has affixed its corporate seal hereto and attested said seal on the 3rd day of November, 1992.

(SEAL)

BELTON PUBLISHING COMPANY, INC.

/s/ Jack D. Burton	By:	/s/ Jack D. Burton
Jack D. Burton, Secretary		Jack D. Burton,
Vice President/Finance

STATE OF KANSAS	)
	)	ss
COUNTY OF JOHNSON	)

I, Carlene Bauer, a Notary Public, do hereby certify that on this 3 day of November, 1992, personally appeared before me Jack D. Burton who, being by me first duly sworn, declared that he is the Vice-President/Finance and Secretary of Belton Publishing Company, Inc. and that he signed the foregoing document as Vice-President/Finance and Secretary of the corporation, and that the statements therein contained are true.

(SEAL)

/s/ Carlene Bauer
Notary Public

My Commission Expires

June 2, 1996